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                                                                      EXHIBIT 23
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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                 As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 21, 1997, incorporated by reference in the Annual Report of General Dynamics Corporation on Form 10-K for the year ended December 31, 1996, and of our report dated June 26, 1996 included in the Annual Report of the General Dynamics Corporation Hourly Employees Savings and Stock Investment Plan on Form 11-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                                                /s/  ARTHUR ANDERSEN LLP
                                               ---------------------------
                                                     Arthur Andersen LLP

Washington, D. C.,
May 6, 1997